Berkshire Hills Reports 25% Earnings Growth and Record Second Quarter Earnings and EPS; Asset Performance Remains Solid; Net Interest Margin Increases Sequentially; $.16 Quarterly Dividend Declared

PITTSFIELD, Mass., July 17, 2008 (PRIME NEWSWIRE) -- Berkshire Hills Bancorp, Inc. (Nasdaq:BHLB) reported a 25% increase in 2008 earnings to a second quarter record of $5.7 million. Earnings per share increased by 6% to a second quarter record of $0.55 compared to $0.52 in 2007. Berkshire is the parent of Berkshire Bank, America's Most Exciting Bank(sm).

Berkshire reported record six month earnings of $11.8 million in 2008, which was an increase of 24% over the first half of 2007. First half earnings per share were a record $1.13 in 2008, an increase of 6% over $1.07 in 2007.

Recent highlights include:

     *    24% increase in second quarter total revenue, compared to prior year
     * 16% decrease in nonperforming assets to 0.42% of total assets during second quarter
     * 13% decrease in accruing delinquent loans to 0.37% of total loans during second quarter
     * 9% increase annualized in personal demand deposit balances in the first six months
     * 13% increase annualized in total commercial loans in the first six months
     * 3.45% net interest margin, increased from 3.41% in the prior quarter and 3.15% in the second quarter of 2007
     *    33% of first half revenues provided by non-interest income
     * 0.15% net loan charge-offs (percent of average loans) annualized in the first six months

Michael P. Daly, President and Chief Executive Officer, stated, "We had a solid second quarter, maintaining our earnings momentum and reducing our already modest level of nonperforming assets. We produced 6% growth in earnings per share due to positive operating leverage, with revenue growth outpacing expenses. Our commercial loans grew at a 13% annualized rate in the first half, more than offsetting planned runoff in auto loans. We have also accepted run-off of higher cost time deposits and money market balances while focusing on relationship oriented deposits. These strategies helped to produce a 3.45% net interest margin, which is the highest quarterly margin we have reported since 2003. Our growing non-interest income is also contributing to the growth and stability of our earnings."

Mr. Daly continued, "Our asset quality remains sound. Our problem assets, charge-offs, and delinquencies remain at modest levels. Our markets are geographically conservative, providing continued opportunity for moderate expansion in many sectors and buffering the economic difficulties that are affecting most other regions more dramatically. We recognize the potential that further economic challenges may lie ahead, but we feel that our risk management has positioned us to continue to maintain better-than-average asset quality. We have not operated subprime lending programs. We book conforming loans to borrowers in and around our markets, and this has allowed us to react promptly to minimize losses to date. We have the highest regulatory capital rating of "Well Capitalized" and have maintained a higher allowance for loan losses since we increased it with a special provision nearly two years ago. Additionally, all of our deposits are 100% insured as a result of our participation in both the FDIC and the Depositors Insurance Fund which is sponsored mutually among Massachusetts savings banks."

Mr. Daly concluded, "With changes on the national banking scene, we have found that there is more demand for the solutions that we offer as a local bank. Our resulting strong earnings growth is adding to our capital strength. The American Banker newspaper recently featured us in an article about our success as America's Most Exciting BankSM. I'm also pleased to report that our continuing long run performance was recognized by the Boston Globe in May when, for the eighth year in a row, Berkshire was recognized as one of the 100 top performing Massachusetts-based public companies."

First half 2008 earnings included the benefit of Berkshire's Vermont region, which was formed with the acquisition of Factory Point Bancorp in September 2007. Most major categories of revenue and expense increased due to this acquisition, and earnings per share included the impact of additional shares issued in the acquisition. First half earnings also included the seasonal benefit of insurance contingency revenue.

DIVIDEND DECLARED

The Board of Directors declared a quarterly cash dividend of $0.16 per share to stockholders of record on July 31, 2008 and payable on August 14, 2008. Including this dividend, the total dividends declared for the year-to-date in 2008 are $0.47 per share, which is a 9% increase over the same period in 2007.

FINANCIAL CONDITION

Total assets were $2.55 billion at mid-year 2008, increasing at a 3% annualized rate in the first half of the year due to 4% annualized loan growth to $1.98 billion. Total loans increased by $34 million in the first half due to commercial loan growth of $58 million. Commercial loans grew at a 13% annualized rate in the first half of the year due to commercial real estate loans around Berkshire's markets, representing increased market share as local business borrowers have relied more on regional lenders and less on national lenders. Permanent residential mortgages and home equity loans increased by $26 million at a 7% annualized rate in the first half of 2008. Auto loans decreased by $38 million due to a planned reduction related to pricing and underwriting conditions in that market. Consumer construction loans decreased by $12 million due to slower residential construction.

Annualized net loan charge-offs remained low, declining to 0.13% of average loans in the second quarter, compared to 0.17% in the prior quarter and to 0.14% in the prior year second quarter. Second quarter charge-offs primarily consisted of consumer loan charge-offs, which have remained around $400 thousand per quarter for the last four quarters. Nonperforming assets decreased to 0.42% of total assets at mid-year, compared to 0.51% at the prior quarter-end and 0.46% at year-end 2007. This category included only two loans over $1 million, which totaled $4.2 million. Accruing loans delinquent over 30 days decreased to 0.37% of total loans at mid-year, compared to 0.44% at the prior quarter-end and 0.43% at year-end 2007. There were no loans over $1.0 million in this category. Foreclosed real estate totaled only $1.1 million at mid-year.

For the first half of 2008, consumer non-maturity deposit balances increased by about $45 million (7%). This was primarily due to money market account promotions and steady growth in relationships, as reflected in the 9% annualized first half growth rate in personal demand deposit balances. Most of Berkshire's retail deposit and loan promotions are linked to companion checking accounts. Consumer deposit growth was offset by lower commercial balances and the planned paydown of $18 million in higher cost brokered time deposits in the second quarter. The number of commercial checking accounts increased at a 5% annualized rate in the first half, and commercial deposits (including municipalities) reflected targeted run-off of higher cost accounts. Excluding brokered deposits, total deposits increased by $7 million during the first half of the year. Deposit growth in the first quarter was offset by reductions in the second quarter as the Company targeted run-off of certain higher cost money market and time accounts. Berkshire began to promote time accounts around mid-year in anticipation of rising interest rates later in the year. Berkshire also entered into $140 million in interest rate swaps in the first half to fix the rate on variable rate borrowings, thereby reducing risk related to rising rates. Berkshire increased borrowings by $45 million during the first half to fund loan growth and brokered time deposit payoffs.

Stockholders' equity increased at a 2% annualized rate to $330 million in the first half of 2008. The ratio of tangible equity to assets increased to 6.3% from 6.2% during the first half, while the ratio of total equity to assets remained at 13.0%. Most earnings were returned to stockholders as dividends and stock buybacks due to lower asset growth. Tangible book value per share increased at an 8% annualized rate to $14.36, and total book value per share increased to $31.78 at mid-year. During the second quarter, Berkshire repurchased 100,000 shares under its repurchase program, at an average price of $25.88 per share.

RESULTS  OF  OPERATIONS

Most major categories of income and expense increased primarily due to the contribution of Vermont operations resulting from the Factory Point Bancorp acquisition in September 2007. Net income increased by 25% in the second quarter and by 24% in the first half of 2008 compared to 2007. Total net revenue increased by 24% and 21% for these periods, respectively. On a per share basis, net income increased by 6% in both periods, and net revenue increased by 6% and 3% in the second quarter and first half, respectively. Per share results also included the benefit of stock buybacks. Second quarter earnings were lower than first quarter earnings due to the higher seasonal insurance revenues in the first quarter. Additionally, second quarter earnings included a non-core tax benefit of $0.04 per share which was offset by $0.04 per share of non-core after-tax non-interest expense charges. As a result, core earnings per share were the same as the $0.55 reported for GAAP earnings per share.

Second quarter net interest income increased by $3.6 million (24%) year-to-year including the benefit of Vermont balances along with organic growth. Net interest income increased by $0.4 million at an 8% annualized rate compared to the prior quarter. This linked quarter growth was due to 4% annualized growth in average loan balances and an improvement in the net interest margin to 3.45% from 3.41%. The margin improvement resulted primarily from reductions in higher cost deposit balances, along with the benefit of second quarter loan growth. The net interest margin was up from 3.15% in the second quarter of 2007, benefiting from the Factory Point acquisition, along with pricing and balance sheet structural changes prior to the start of the year.

Second quarter non-interest income increased by $1.6 million (23%) year-to-year including the additional Vermont income. Total bank fee income increased by 6% from the prior quarter due to deposit fee income growth. For the first six months, insurance fee income increased by 1% from the prior year, including the seasonally high first quarter. Second quarter wealth management new business bookings equated to 18% annualized growth, although linked quarter wealth management fees decreased due to market activity. Non-interest income was 33% of total first half revenues, including the benefit of seasonal insurance revenues.

The second quarter loan loss provision was $1.1 million in 2008 compared to $0.1 million in 2007. The provision was unusually low in 2007 due to the outplacement of certain commercial loan balances in that period. The provision in the first half of 2008 totaled $1.9 million and exceeded first half net loan charge-offs of $1.5 million. As a result, the loan loss allowance increased and remained at 1.14% of total loans.

Second quarter non-interest expense increased by $3.5 million (23%) year-to-year including the additional Vermont expense. Second quarter 2008 expense included $0.7 million in non-core charges related to severance and reversals of deferred loan costs and late fees receivable. Excluding these charges, non-interest expense decreased by $0.1 million compared to the prior quarter, contributing to improved operating leverage. The efficiency ratio in the first half of 2008 improved to 61% compared to 64% in the prior year. This ratio includes the impact of Berkshire's New York de novo branch program. The second quarter tax rate included a credit resulting from the reduction in the valuation reserve for deferred state tax assets due to higher taxable income in Berkshire Bank. The second quarter 2008 effective tax rate was 30% before the impact of this credit. The tax rate benefited from proportionally higher tax credits, and decreased from 32% in the prior quarter and in the same quarter of the prior year.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Friday, July 18, 2008 to discuss second quarter results and guidance about expected future results. Information about the conference call follows:

Dial-in:  800-860-2442

Webcast:   www.berkshirebank.com   (Investor  Relations  link)

A telephone replay of the call will be available until July 25, 2008 by calling 877-344-7529 and entering replay passcode: 420677. The webcast and a podcast will be available at Berkshire's website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is headquartered in Pittsfield, Massachusetts. It has $2.5 billion in assets and is the parent of Berkshire Bank -- America's Most Exciting Bank(sm). Berkshire provides business and consumer banking, insurance, and wealth management services through 48 banking and insurance offices in Western Massachusetts, Northeastern New York, and Southern Vermont. For more information, visit www.berkshirebank.com or call 800-773-5601.

The  Berkshire   Hills  Bancorp,   Inc.  logo  is  available  at
http://www.primenewswire.com/newsroom/prs/?pkgid=5000

FORWARD LOOKING STATEMENTS

Statements in this news release regarding Berkshire Hills Bancorp that are not historical facts are "forward-looking statements". These statements reflect management's views of future events, and involve risks and uncertainties. For a discussion of factors that could cause actual results to differ materially from expectations, see "Forward Looking Statements" in the Company's 2007 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the Securities and Exchange Commission's Internet website (www.sec.gov) and to which reference is hereby made. Actual future results may differ significantly from results discussed in these forward-looking statements, and undue reliance should not be placed on such statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL  MEASURES

This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs. Similarly, the efficiency ratio is also adjusted for these non-core items. Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of stockholders. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.


                    BERKSHIRE HILLS BANCORP, INC.
               CONSOLIDATED BALANCE SHEETS - UNAUDITED
 ----------------------------------------------------------------------
                                  June 30,      March 31,  December 31,
 (In thousands)                     2008          2008         2007
 ----------------------------------------------------------------------
 Assets

 Total cash and cash
  equivalents                   $   31,470    $   31,747    $   33,259
 Fed funds sold & short-term
  investments                        2,247        51,838         7,883
 Securities at fair value           14,959            --            --
 Securities available for sale,
  at fair value                    200,133       200,980       197,964
 Securities held to maturity,
  at amortized cost                 26,485        39,626        39,456
 Federal Home Loan Bank stock       21,077        21,077        21,077
 Loans held for sale                 9,865         2,913         3,445

 Residential mortgages             664,581       655,184       657,045
 Commercial mortgages              768,365       718,318       704,764
 Commercial business loans         197,580       200,048       203,564
 Consumer loans                    347,515       361,635       378,643
 ---------------------------------------------------------------------
 Total loans                     1,978,041     1,935,185     1,944,016
 Less: Allowance for loan
  losses                           (22,581)      (22,130)      (22,116)
 ---------------------------------------------------------------------
 Net loans                       1,955,460     1,913,055     1,921,900

 Premises and equipment, net        38,054        38,489        38,806
 Goodwill                          161,526       162,000       161,632
 Other intangible assets            19,379        20,398        20,820
 Cash surrender value of life
  insurance policies                35,007        34,516        35,316
 Other assets                       31,213        29,744        31,874
 ---------------------------------------------------------------------
 Total assets                   $2,546,875    $2,546,383    $2,513,432
 ---------------------------------------------------------------------

 Liabilities and stockholders'
  equity

 Demand deposits                $  225,001    $  224,471    $  231,994
 NOW deposits                      193,551       208,913       213,150
 Money market deposits             457,694       514,586       439,341
 Savings deposits                  217,605       213,054       210,186
 ---------------------------------------------------------------------
 Total non-maturity deposits     1,093,851     1,161,024     1,094,671
 Brokered time deposits              3,008        21,446        21,497
 Other time deposits               714,371       697,633       706,395
 ---------------------------------------------------------------------
 Total time deposits               717,379       719,079       727,892
 ---------------------------------------------------------------------
 Total deposits                  1,811,230     1,880,103     1,822,563
 ---------------------------------------------------------------------

 Borrowings                        379,376       308,283       334,474
 Junior subordinated debentures     15,464        15,464        15,464
 Other liabilities                  10,769        13,792        14,094
 ---------------------------------------------------------------------
 Total liabilities               2,216,839     2,217,642     2,186,595

 Total stockholders' equity        330,036       328,741       326,837
 ---------------------------------------------------------------------
 Total liabilities and
  stockholders' equity          $2,546,875    $2,546,383    $2,513,432
 ---------------------------------------------------------------------


                      BERKSHIRE HILLS BANCORP, INC.
           CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED
 ----------------------------------------------------------------------
                             LOAN ANALYSIS
                             -------------
                                                                 Dec. 31,
                          June 30, 2008        March 31, 2008     2007
 ----------------------------------------------------------------------
 (Dollars in millions)            Quarterly           Quarterly
                                  annualized          annualized
                         Balance    growth    Balance   growth  Balance
 ----------------------------------------------------------------------
 Residential mortgages:
 1 - 4 Family            $  630       14%    $  609       (1)%   $  610
 Construction                35      (96)        46       (9)        47
 ----------------------------------------------------------------------
 Total residential
  mortgages                 665        6        655       (1)       657

 Commercial mortgages:
 Construction               132        6        130       16        125
 Single and
  multi-family               76      (15)        79       58         69
 Other commercial
  mortgages                 560       40        509       (1)       510
 ----------------------------------------------------------------------
 Total commercial
  mortgages                 768       28        718        8        704

 Commercial business
  loans                     198       (4)       200       (8)       204
 ----------------------------------------------------------------------
 Total commercial
  loans                     966       21        918        4        908

 Consumer loans:
 Auto and other             173      (43)       194      (32)       211
 Home equity                174       14        168       --        168
 ----------------------------------------------------------------------
 Total consumer loans       347      (17)       362      (18)       379
 ----------------------------------------------------------------------
 Total loans             $1,978        9%    $1,935       (2)%   $1,944
 ----------------------------------------------------------------------

                           DEPOSIT ANALYSIS
                           ----------------
                                                                Dec. 31,
                            June 30, 2008      March 31, 2008    2007
 ----------------------------------------------------------------------
(Dollars in millions)              Quarterly          Quarterly
                                   annualized         annualized
                          Balance    growth   Balance   growth  Balance
 ----------------------------------------------------------------------
 Demand                  $  225       2 %    $  224      (14)%   $  232
 NOW                        193      (31)       209       (8)       213
 Money market               458      (44)       515       69        439
 Savings                    218        9        213        4        211
 ----------------------------------------------------------------------
 Total non-maturity
  deposits                1,094      (23)     1,161       24      1,095

 Time less than $100,000    390      (11)       401       (8)       409
 Time $100,000 or more      324       36        297       (1)       298
 Brokered time                3     (343)        21       (9)        21
 ----------------------------------------------------------------------
 Total time deposits        717       (1)       719       (5)       728
 ----------------------------------------------------------------------
 Total deposits          $1,811      (15)%   $1,880       12%    $1,823
 ----------------------------------------------------------------------



                    BERKSHIRE HILLS BANCORP, INC.
             CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
----------------------------------------------------------------------
                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
----------------------------------------------------------------------
(In thousands, except
 per share data)                 2008      2007       2008      2007
--------------------------------------------------  ------------------
Interest and dividend income
 Loans                         $29,823    $29,152   $61,146    $57,674
 Securities and other            3,011      2,842     6,211      5,790
 ---------------------------------------------------------------------
 Total interest and dividend
  income                        32,834     31,994    67,357     63,464
 Interest expense

 Deposits                       10,521     12,318    22,809     24,267
 Borrowings and junior
  subordinated debentures        3,666      4,638     7,607      8,969
 ---------------------------------------------------------------------
 Total interest expense         14,187     16,956    30,416     33,236
 ---------------------------------------------------------------------
 Net interest income            18,647     15,038    36,941     30,228
 Non-interest income
 Insurance commissions and
  fees                           3,694      3,786     8,840      8,777
 Deposit service fees            2,486      1,788     4,641      3,302


 Wealth management fees          1,567        968     3,195      1,887
 Loan service fees                 228         48       465        357
 ---------------------------------------------------------------------
 Total fee income                7,975      6,590    17,141     14,323
 Other                             562        303       868        726
 Gain (loss) on sale of
  securities, net                  (26)        --       (26)        81
 ---------------------------------------------------------------------
 Total non-interest income       8,511      6,893    17,983     15,130
 ---------------------------------------------------------------------
 Total net revenue              27,158     21,931    54,924     45,358
 Provision for loan losses       1,105        100     1,930        850
 Non-interest expense
 Salaries and employee
  benefits                       9,842      8,230    19,498     16,741
 Occupancy and equipment         2,774      2,385     5,742      4,871
 Marketing, data processing,
  and professional services      2,181      2,116     4,302      4,063
 Non-recurring expense             683         --       683        153
 Amortization of intangible
  assets                         1,019        662     2,103      1,324
 Other                           2,133      1,710     4,378      3,360
 ---------------------------------------------------------------------
 Total non-interest expense     18,632     15,103    36,706     30,512
 ---------------------------------------------------------------------

 Income before income taxes      7,421      6,728    16,288     13,996
 Income tax expense              1,708      2,152     4,526      4,478
 ---------------------------------------------------------------------
 Net income                    $ 5,713    $ 4,576   $11,762    $ 9,518
 ---------------------------------------------------------------------

 ---------------------------------------------------------------------
 Basic earnings per share      $  0.55    $  0.52   $  1.14    $  1.09
 ---------------------------------------------------------------------

 ---------------------------------------------------------------------
 Diluted earnings per share    $  0.55    $  0.52   $  1.13    $  1.07
 ---------------------------------------------------------------------

 Weighted average shares
  outstanding
 Basic                          10,302      8,732    10,344      8,697
 Diluted                        10,384      8,875    10,420      8,855



                     BERKSHIRE HILLS BANCORP, INC.
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
 --------------------------------------------------------------------
                                        Quarters Ended
 --------------------------------------------------------------------

(In thousands,
 except per             June 30,  Mar. 31,  Dec. 31, Sept. 30, June 30,
 share data)              2008      2008      2007      2007     2007
 --------------------------------------------------------------------


 Interest and dividend
  income
 Loans                  $29,823   $31,323  $32,666  $29,719   $29,152
 Securities and other     3,011     3,200    3,183    2,912     2,842
 --------------------------------------------------------------------
 Total interest and
  dividend income        32,834    34,523   35,849   32,631    31,994
 Interest expense
 Deposits                10,521    12,288   13,749   12,581    12,318
 Borrowings and junior
  subordinated
  debentures              3,666     3,941    3,882    4,571     4,638
 --------------------------------------------------------------------
 Total interest expense  14,187    16,229   17,631   17,152    16,956
 --------------------------------------------------------------------
 Net interest income     18,647    18,294   18,218   15,479    15,038
 Non-interest income
 Insurance commissions
  and fees                3,694     5,146    2,290    2,661     3,786
 Deposit service fees     2,486     2,155    2,620    1,825     1,788
 Wealth management fees   1,567     1,628    1,476    1,044       968
 Loan service fees          228       237       91      324        48
 --------------------------------------------------------------------
 Total fee income         7,975     9,166    6,477    5,854     6,590
 Other                      562       306      551      433       303
 Loss on securities, net    (26)       --       --     (672)       --
 Loss on prepayment of
  borrowings, net            --        --       --   (1,180)       --
 Gain (loss) on sale of
  loans, net                 --        --       41   (1,991)       --
 --------------------------------------------------------------------
 Total non-interest
  income                  8,511     9,472    7,069    2,444     6,893
 --------------------------------------------------------------------
 Total net revenue       27,158    27,766   25,287   17,923    21,931
 Provision for loan
  losses                  1,105       825    3,060      390       100
 Non-interest expense
 Salaries and employee
  benefits                9,842     9,656    9,386    7,891     8,230
 Occupancy and equipment  2,774     2,968    2,656    2,418     2,385
 Marketing, data
  processing, and
  professional services   2,181     2,121    2,275    2,260     2,116
 Non-recurring expense      683        --    1,198    1,606        --
 Amortization of
  intangible assets       1,019     1,084    1,050      684       662
 Other                    2,133     2,245    1,828    1,730     1,710
 --------------------------------------------------------------------
 Total non-interest
  expense                18,632    18,074   18,393   16,589    15,103
 --------------------------------------------------------------------
 Income before income
  taxes                   7,421     8,867    3,834      944     6,728
 Income tax expense       1,708     2,818      761       --     2,152
 --------------------------------------------------------------------
 Net income             $ 5,713   $ 6,049  $ 3,073  $   944   $ 4,576
 --------------------------------------------------------------------

 Basic earnings per
  share                 $  0.55   $  0.58  $  0.29  $  0.11   $  0.52

 Diluted earnings per
  share                 $  0.55   $  0.58  $  0.29  $  0.10   $  0.52

 Weighted average shares
  outstanding
 Basic                   10,302    10,386   10,524    8,922     8,732
 Diluted                 10,384    10,457   10,664    9,045     8,875



               BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
                             ASSET QUALITY ANALYSIS
 ---------------------------------------------------------------------
                                 At or for the Quarters Ended
 ---------------------------------------------------------------------
 (Dollars in           June 30,  Mar. 31,  Dec. 31,  Sept. 30, June 30,
  thousands)             2008      2008      2007      2007      2007
 ---------------------------------------------------------------------
 NON-PERFORMING ASSETS
 Nonaccruing loans:
 Residential mortgages $   763   $ 1,060   $   726   $   623   $   533
 Commercial mortgages    5,329     7,082     5,177     4,977     1,580
 Commercial business
  loans                  3,103     3,557     4,164     5,553     6,816
 Indirect auto and
  installment loans        503       374       346       164       100
 Home equity                74        67        95       110       110
 ---------------------------------------------------------------------
 Total nonaccruing
  loans                  9,772    12,140    10,508    11,427     9,139
 Real estate owned       1,050       755       866       348        --
 ---------------------------------------------------------------------
 Total nonperforming
  assets               $10,822   $12,895   $11,374   $11,775   $ 9,139
 ---------------------------------------------------------------------

 Total nonperforming
  loans/total loans       0.49%     0.63%     0.54%     0.59%     0.53%
 Total nonperforming
  assets/total assets     0.42%     0.51%     0.46%     0.48%     0.42%

 PROVISION AND
  ALLOWANCE FOR LOAN
  LOSSES
 Balance at beginning
  of period            $22,130   $22,116   $22,108   $19,151   $19,652
 Charged-off loans        (754)     (883)   (3,117)   (1,954)     (678)
 Recoveries on
  charged-off loans        100        72        65        68        77
 ---------------------------------------------------------------------
 Net loans charged-off    (654)     (811)   (3,052)   (1,886)     (601)
 Acquired allowance         --        --        --     4,453        --


 Provision for loan
  losses                 1,105       825     3,060       390       100
 ---------------------------------------------------------------------
 Balance at end of
  period               $22,581   $22,130   $22,116   $22,108   $19,151
 ---------------------------------------------------------------------

 Allowance for loan
  losses/nonperforming
  loans                    231%      182%      210%      193%      210%
 Allowance for loan
  losses/total loans      1.14%     1.14%     1.14%     1.14%     1.11%

 NET LOAN CHARGE-OFFS
 Residential mortgages $    --   $   (24)  $    --   $    --   $    --
 Commercial mortgages     (131)     (175)       --        --        --
 Commercial business
  loans                   (121)     (213)   (2,683)   (1,497)     (406)
 Indirect auto and
  installment loans       (402)     (339)     (319)     (329)     (195)
 Home equity                --       (60)      (50)      (60)       --
 ---------------------------------------------------------------------
 Total net             $  (654)  $  (811)  $(3,052)  $(1,886)  $  (601)
 ---------------------------------------------------------------------

 Net charge-offs (YTD
  annualized)/average
  loans                   0.15%     0.17%     0.34%     0.23%     0.12%

 AVERAGE FICO SCORES
  OF CONSUMER
  AUTOMOBILE LOANS         731       731       730       729       730

 DELINQUENT LOANS /
  TOTAL LOANS
 30-89 Days delinquent    0.33%     0.41%     0.39%     0.61%     0.29%
 90 + Days delinquent
  and still accruing      0.04%     0.03%     0.04%     0.10%     0.07%
 ---------------------------------------------------------------------
 Total accruing
  delinquent loans        0.37%     0.44%     0.43%     0.71%     0.36%

 Nonaccruing loans        0.49%     0.63%     0.54%     0.59%     0.53%
 ---------------------------------------------------------------------
 Total delinquent loans   0.86%     1.07%     0.97%     1.30%     0.89%
 ---------------------------------------------------------------------

             BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
                          SELECTED FINANCIAL HIGHLIGHTS
 ----------------------------------------------------------------------
                                   At or for the Quarters Ended
 ----------------------------------------------------------------------
                          June 30, Mar. 31, Dec. 31, Sept. 30, June 30,
                           2008      2008     2007     2007     2007
 ----------------------------------------------------------------------
 PERFORMANCE RATIOS
  Core return on tangible
   assets                    1.16%    1.24%    0.84%   0.97%   1.02%
  Return on total assets     0.91     0.97     0.50    0.18    0.84
  Core return on tangible
   equity                   17.89    19.52    13.03   13.64   14.39
  Return on total equity     6.89     7.38     3.74    1.44    6.86
  Net interest margin,
   fully taxable equivalent  3.45     3.41     3.38    3.20    3.15
  Core tangible non-
   interest income to
   assets                    1.47     1.64     1.23    1.21    1.33
  Non-interest income to
   assets                    1.36     1.52     1.14    0.44    1.26
  Core tangible non-
   interest expense to
   assets                    2.91     2.95     2.80    2.74    2.80
  Non-interest expense to
   assets                    2.97     2.89     2.95    3.00    2.76
  Efficiency ratio          61.08    60.12    62.51   64.13   64.27

 YEAR-TO-DATE GROWTH
  Total loans                   4%      (2)%      3%      4%     --%
  Total deposits               (1)      12        2      --      (2)
  Total revenues               21       19       23      24      22

 FINANCIAL DATA
 (In millions)
  Total assets             $2,547   $2,546   $2,513  $2,472  $2,170
  Total loans               1,978    1,935    1,944   1,939   1,730
  Total intangible assets     181      182      182     183     121
  Total deposits            1,811    1,880    1,823   1,796   1,529
  Total stockholders'
   equity                     330      329      327     331     266
  Total core income           5.7      6.0      3.8     4.4     4.6
  Total net income            5.7      6.0      3.1     0.9     4.6

 ASSET QUALITY RATIOS
  Net charge-offs
   (annualized)/average
   loans                     0.13%    0.17%    0.34%   0.23%   0.12%
  Non-performing assets/
   total assets              0.42     0.51     0.45    0.48    0.42
  Loan loss allowance/
   total loans               1.14     1.14     1.14    1.14    1.11
  Loan loss allowance/
   nonperforming loans       2.31x    1.82x    2.10x   1.93x   2.10x

 PER SHARE DATA
  Core earnings, diluted   $ 0.55   $ 0.58   $ 0.36  $ 0.49  $ 0.52
  Net earnings, diluted      0.55     0.58     0.29    0.10    0.52
  Tangible book value       14.36    13.97    13.82   13.79   16.40
  Total book value          31.78    31.38    31.15   30.82   30.12
  Market price at period
   end                      23.65    25.19    26.00   30.23   31.51
  Dividends                  0.16     0.15     0.15    0.15    0.14

 CAPITAL RATIOS

  Stockholders' equity to
   total assets             12.96%   12.91%   13.00%  13.38%  12.28%
  Tangible stockholders'
   equity to tangible
   assets                    6.30     6.19     6.22    6.47    7.08

 ----------------------------------------------------------------------
(1) Reconciliations of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9. Tangible assets are total assets less total intangible assets.
(2) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(3) The Dec. 31, 2007 and Sept. 30, 2007 total loan annualized year-to-date growth calculations both exclude the acquired FAPB balances and $50 million in residential mortgage loans sold during September.
(4) The Dec. 31, 2007 and Sept. 30, 2007 total deposit annualized year-to-date growth calculations both exclude the acquired FAPB balances, $22.7 million in repurchase liabilities converted to deposit accounts, and $21 million in brokered time deposit run-off.
(5) Total revenue includes the impact of the insurance agencies and Factory Point Bancorp acquisitions.



              BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
                                AVERAGE BALANCES
 ---------------------------------------------------------------------
                                    Quarters Ended
 ---------------------------------------------------------------------
                  June 30,   Mar. 31,   Dec. 31,   Sept. 30,  June 30,
 (In thousands)     2008      2008        2007       2007       2007
 ---------------------------------------------------------------------
 Assets
 Loans
 Residential
  mortgages    $  665,407 $  659,406 $  661,937 $  634,374 $  612,289
 Commercial
  mortgages       745,727    712,317    694,339    608,891    593,134
 Commercial
  business
  loans           196,962    201,433    203,539    171,334    191,967
 Consumer
  loans           354,321    369,659    381,401    349,311    344,069
 --------------------------------------------------------------------
 Total
  loans         1,962,417  1,942,815  1,941,216  1,763,910  1,741,459
 Securities       260,046    254,561    254,847    224,207    228,471
 Short-term
  investments      12,633     16,498      4,526      4,511      5,232
 --------------------------------------------------------------------
 Total
  earning
  assets        2,235,096  2,213,874  2,200,589  1,992,628  1,975,162


 Intangible
  assets          181,705    182,895    183,902    126,797    120,698
 Other
  assets          105,109    104,027    105,525     93,165     91,320
 --------------------------------------------------------------------
 Total
  assets       $2,521,910 $2,500,796 $2,490,016 $2,212,590 $2,187,180
 --------------------------------------------------------------------

 Liabilities
  and
  stockholders
  equity
 Deposits
 NOW           $  202,747 $  208,275 $  207,671 $  141,529 $  140,089
 Money market     491,945    466,673    422,514    329,943    309,675
 Savings          212,680    210,310    212,760    198,372    195,551
 Time             705,305    715,026    749,785    701,062    703,595
 --------------------------------------------------------------------
 Total
  interest-
  bearing
  deposits      1,612,677  1,600,284  1,592,730  1,370,906  1,348,910
 Borrowings
  and
  debentures      343,816    346,475    327,383    374,537    386,044
 --------------------------------------------------------------------
 Total
  interest-
  bearing
  liabilities   1,956,493  1,946,759  1,920,113  1,745,443  1,734,954
 Non-interest-
  bearing
  demand
  deposits        221,471    217,355    225,507    186,654    178,356
 Other
  liabilities      10,780      7,079     11,267      4,298      7,359
 --------------------------------------------------------------------
 Total
  liabilities   2,188,744  2,171,193  2,156,887  1,936,395  1,920,669

 Stockholders'
  equity          333,166    329,603    333,129    276,195    266,511
 --------------------------------------------------------------------
 Total
  liabilities
  and
  stockholders
  equity       $2,521,910 $2,500,796 $2,490,016 $2,212,590 $2,187,180
 --------------------------------------------------------------------

 Supplementary
  data
 Total non-
  maturity
  deposits     $1,128,843 $1,102,613 $1,068,452 $  856,498 $  823,671
 Total
  deposits      1,834,148  1,817,639  1,818,237  1,557,560  1,527,266
 Fully
  taxable
  equivalent
  income adj          532        492        541        533        540

 --------------------------------------------------------------------
(1) Average balances for securities available-for-sale are based on amortized cost.



                BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
         AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)
 ---------------------------------------------------------------------
                                         Quarters Ended
 ---------------------------------------------------------------------
                         June 30,  Mar. 31, Dec. 31, Sept. 30, June 30,
                           2008     2008     2007     2007      2007
 ---------------------------------------------------------------------

 Earning assets
 Loans
 Residential mortgages     5.66%    5.70%    5.54%    5.35%    5.36%
 Commercial mortgages      6.44     6.86     7.34     7.49     7.55
 Commercial business
  loans                    6.57     7.55     7.68     8.06     7.81
 Consumer loans            6.02     6.58     6.91     7.03     6.98
 Total loans               6.11     6.48     6.68     6.68     6.71
 Securities                5.39     5.69     5.85     6.15     5.92
 Federal funds sold and
  short-term investments   1.78     2.24     5.25     5.25     4.94
 Total earning assets      6.00     6.36     6.56     6.70     6.63

 Funding liabilities
 Deposits
 NOW                       0.73     1.09     1.39     1.40     1.50
 Money Market              2.14     2.88     3.41     3.67     3.73
 Savings                   0.71     0.97     1.10     1.17     1.08
 Time                      4.08     4.43     4.65     4.69     4.78
 Total interest-bearing
  deposits                 2.62     3.09     3.42     3.64     3.66
 Borrowings and
  debentures               4.29     4.57     4.70     4.84     4.82
 Total interest-bearing
  liabilities              2.91     3.35     3.64     3.90     3.92

 Net interest spread       3.09     3.01     2.92     2.80     2.71
 Net interest margin       3.45     3.41     3.38     3.20     3.15

 Cost of funds             2.62     3.02     3.26     3.52     3.55
 Cost of deposits          2.31     2.72     3.00     3.20     3.24

 ---------------------------------------------------------------------
(1) Average balances and yields for securities available-for-sale are based on amortized cost.
(2)  Cost of funds includes all deposits and borrowings.


               BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

                                At or for the Quarters Ended
----------------------------------------------------------------------
(dollars in            June 30,  Mar. 31,  Dec. 31   Sept. 30  June 30,
 thousands)              2008      2008      2007      2007      2007
----------------------------------------------------------------------
 Net income            $ 5,713   $ 6,049   $ 3,073   $   944   $ 4,576
 Adj: Loss (gain)
  on sale of
  securities, net           26        --        --       672        --
 Adj: Loss on
  prepayment of
  borrowings, net           --        --        --     1,180        --
 Adj: Loss on sale
  of loans, net             --        --        --     1,991        --
 Plus: Other non-
  recurring
  expense                  683        --     1,198     1,606        --
 Adj: Income taxes        (701)       --      (468)   (1,995)       --
 ----------------------------------------------------------------------
 Core income      (A)    5,721     6,049     3,803     4,398     4,576
 Plus: Amort. of
  intangible
  assets                 1,019     1,084     1,050       684       662
 ----------------------------------------------------------------------
 Tangible core
  income          (B)  $ 6,740   $ 7,133   $ 4,853   $ 5,082   $ 5,238
 ----------------------------------------------------------------------
 Total non-
  interest income      $ 8,511   $ 9,472   $ 7,069   $ 2,444   $ 6,893
 Adj: Loss (gain)
  on sale of
  securities, net           26        --        --       672        --
 Adj: Loss on
  prepayment of
  borrowings, net           --        --        --     1,180        --
 Adj: Loss on sale
  of loans, net             --        --        --     1,991        --
 ----------------------------------------------------------------------
 Total core non-
  interest income (C)    8,537     9,472     7,069     6,287     6,893
 Net interest
  income                18,647    18,294    18,218    15,479    15,038
 ----------------------------------------------------------------------
 Total core
  revenue         (D)  $27,184   $27,766   $25,287   $21,766   $21,931
 ----------------------------------------------------------------------


 Total non-
  interest
  expense              $18,632   $18,074   $18,393   $16,589   $15,103
 Less: Other non-
  recurring
  expense                 (683)       --    (1,198)   (1,606)       --
 ----------------------------------------------------------------------
 Core non-interest
  expense         (E)   17,949    18,074    17,195    14,983    15,103
 Less:
  Amortization
  of intangible
  assets                (1,019)   (1,084)   (1,050)     (684)     (662)
 ----------------------------------------------------------------------
 Total core
  tangible non-
  interest expense(F)  $16,930   $16,990   $16,145   $14,299   $14,441
 ----------------------------------------------------------------------
 (Dollars in
  millions, except
  per share data)

 Total average
  assets               $ 2,522   $ 2,501   $ 2,490   $ 2,213   $ 2,187
 Less: Average
  intangible
  assets                  (182)     (183)     (184)     (127)     (121)
 ----------------------------------------------------------------------
 Total average
  tangible assets (G)  $ 2,340   $ 2,318   $ 2,306   $ 2,086   $ 2,066
 ----------------------------------------------------------------------
 Total average
  stockholders'
  equity               $   333   $   330   $   333   $   276   $   267
 Less: Average
  intangible
  assets                  (182)     (183)     (184)     (127)     (121)
 ----------------------------------------------------------------------
 Total average
  tangible
  stockholders'
  equity          (H)  $   151   $   147   $   149   $   149   $    146
 ----------------------------------------------------------------------
 Total
  stockholders'
  equity, period-
  end                  $   330   $   329   $   327   $   331   $   266
 Less: Intangible
  assets, period-
  end                     (181)     (182)     (182)     (183)     (121)
 ----------------------------------------------------------------------
 Total tangible
  stockholders'
  equity, period-
  end             (I)  $   149   $   147   $   145   $   148   $   145
 ----------------------------------------------------------------------
 Total shares
  outstanding,
  period-end
  (thousands)     (J)   10,385    10,475    10,493    10,729     8,842


 Average diluted
  shares
  outstanding
  (thousands)     (K)   10,384    10,457    10,664     9,045     8,875

 Core earnings per
  share           (A/K)$  0.55   $  0.58   $  0.36   $  0.49   $  0.52
 Tangible book
  value per share (I/J)$ 14.36   $ 13.97   $ 13.82   $ 13.79   $ 16.40

 Core return on
  tangible assets (B/G)   1.16%     1.24%     0.84%     0.97%     1.02%
 Core return on
  tangible equity (B/H)  17.89     19.52     13.03     13.64     14.39
 Core tangible
  non-interest
  income to assets(C/G)   1.47      1.64      1.23      1.21      1.33
 Core tangible
  non-interest exp
  to assets       (F/G)   2.91      2.95      2.80      2.74      2.80
 Efficiency ratio        61.08     60.12     62.63     64.13     64.27

 ---------------------------------------------------------------------

                                                  For six months ended
                                                         June 30,
 ---------------------------------------------------------------------
 (Dollars in thousands)                                2008     2007
 ---------------------------------------------------------------------
 Net income                                          $11,762  $ 9,518
 Adj: Loss (gain) on sale of securities, net              26      (81)
 Adj: Loss on prepayment of borrowings, net                -        -
 Adj: Loss on sale of loans, net                           -        -
 Plus: Other non-recurring expense                       683      153
 Adj:  Income taxes                                     (701)     (29)
 ---------------------------------------------------------------------
 Core income                                    (A)   11,770    9,561
 Plus: Amort. of intangible assets                     2,103    1,324
 ---------------------------------------------------------------------
 Tangible core income                           (B)  $13,873  $10,885
 ---------------------------------------------------------------------

 Total non-interest income                            17,983  $15,130
 Adj: Loss (gain) on sale of securities, net              26      (81)
 Adj: Loss on prepayment of borrowings, net                -        -
 Adj: Loss on sale of loans, net                           -        -
 ---------------------------------------------------------------------
 Total core non-interest income                 (C)   18,009   15,049
 Net interest income                                  36,941   30,228
 ---------------------------------------------------------------------
 Total core revenue                             (D)   54,950  $45,277
 ---------------------------------------------------------------------

 Total non-interest expense                           36,706  $30,512
 Less:  Other non-recurring expense                     (683)    (153)
 ---------------------------------------------------------------------
 Core non-interest expense                      (E)   36,023   30,359
 Less: Amortization of intangible assets              (2,103)  (1,324)
 ---------------------------------------------------------------------
 Total core tangible non-interest expense       (F)   33,920  $29,035
 ---------------------------------------------------------------------

 (Dollars in millions, except per share data)
 Total average assets                                $ 2,511  $ 2,169
 Less:  Average intangible assets                       (182)    (114)
 ---------------------------------------------------------------------
 Total average tangible assets                  (G)  $ 2,329  $ 2,055
 ---------------------------------------------------------------------

 Total average stockholders' equity                  $   331  $   262
 Less:  Average intangible assets                       (182)    (114)
 ---------------------------------------------------------------------
 Total average tangible stockholders' equity    (H)  $   149  $   148
 ---------------------------------------------------------------------

 Total stockholders' equity, period-end              $   330  $   266
 Less:  Intangible assets, period-end                   (181)    (121)
 ---------------------------------------------------------------------
 Total tangible stockholders' equity,
  period-end                                    (I)  $   149  $   145
 ---------------------------------------------------------------------
 Total shares outstanding,
  period-end (thousands)                        (J)   10,385    8,842
 Average diluted shares
  outstanding (thousands)                       (K)   10,420    8,855
 ---------------------------------------------------------------------
 Core earnings per share                      (A/K)  $  1.13  $  1.08
 Tangible book value per share                (I/J)  $ 14.36  $ 16.40
 ---------------------------------------------------------------------
 Core return on tangible assets               (B/G)     1.20%    1.07%
 Core return on tangible equity               (B/H)    18.52    14.79
 Core tangible non-interest income to assets  (C/G)     1.55     1.47
 Core tangible non-interest exp to assets     (F/G)     2.92     2.83
 Efficiency ratio                                      60.60    62.62
 ---------------------------------------------------------------------

(1) Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2) Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)  Quarterly data may not sum to year-to-date data due to rounding.

CONTACT:  Berkshire Hills Bancorp
          Kevin P. Riley, Executive Vice President and Chief Financial Officer
            413-236-3195
          David H. Gonci, Corporate Finance Officer
            413-281-1973